Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T’s subsidiaries as to State or Jurisdiction of Organization.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
BB&T Investment Services, Inc.	North Carolina
BB&T Insurance Services, Inc.	North Carolina
Independent Trustees, Inc.	Virginia
Prime Rate Premium Finance Corporation, Inc.	South Carolina
Reliable Policy Management, LLC	South Carolina
Prime Rate Premium Finance Company of California, Inc.	California
CAFO US Holdings, Inc.	North Carolina
CAFO Holdings Company	Canada
CAFO, Inc.	Canada
AFCO Credit Corporation	New York
AFCO Acceptance Corporation	California
AFCO Premium Credit LLC	New York
AFCO Premium Acceptance, Inc.	California
Agency Technologies, Inc.	South Carolina
Farr Associates, Inc.	North Carolina
Stanley, Hunt, DuPree & Rhine, Inc.	North Carolina
BB&T Equipment Finance Corporation	North Carolina
BB&T Capital Partners, LLC	Delaware
BB&T Capital Partners II, L.L.C.	Delaware
BB&T Capital Partners/Windsor Mezzanine Fund, LLC	Delaware
BB&T Service Corporation	Nevada
Branch Investments, LLC	Delaware
Branch Administrators Limited	United Kingdom
Liberty Mortgage Corporation	Georgia
Lendmark Financial Services, Inc.	Georgia
Lendmark Mortgage and Finance, Inc.	Georgia
LFS Reinsurance Company, Ltd.	Turks & Caicos Islands
Lendmark Financial Services of West Virginia, Inc.	West Virginia
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
CRC Insurance Services, Inc.	Alabama
Real Property, Inc.	New York
Real Restaurant Owners, Inc.	New York

Subsidiary	State or Jurisdiction of Organization
Southern Cross Insurance Services, Inc.	Mississippi
CRC-Sterling West Insurance Services, LLC	North Carolina
AmRisc GP, LLC	Delaware
BB&T Mortgage Reinsurance Company	Vermont
Grandbridge Real Estate Capital LLC.	North Carolina
Grandbridge Funding LLC	North Carolina
Salem Financial, Inc.	Delaware
Matewan Real Estate Holdings, Inc.	Delaware
Matewan Realty Corporation	Delaware
McGriff, Seibels & Williams, Inc.	Alabama
McGriff, Seibels & Williams of Georgia, Inc.	Georgia
McGriff Seibels of Texas, Inc.	Texas
McGriff, Seibels & Williams de Mexico,
Intermediario de Reasaguro, S.A. de C.V.	Mexico
JMD Consulting Services, Inc.	Nevada
M S & W, Inc.	Louisiana
McGriff, Seibels & Williams of California, Inc.	California
McGriff, Seibels & Williams of Louisiana, Inc.	Louisiana
McGriff, Seibels & Williams of Missouri, Inc.	Missouri
Magic City Insurance Agency of Alabama, Inc.	Alabama
MSW Holdings, Inc.	Louisiana
McGriff, Seibels & Williams of Oregon, Inc.	Oregon
McGriff Holdings Inc.	Alabama
McGriff, Seibels & Williams of Pennsylvania Inc.	Pennsylvania
McGriff, Seibels & Williams Reinsurance Brokers, Inc.	Texas
AmRisc, LP	Delaware
eFuel, Inc.	North Carolina
BT Financial Corporation	North Carolina
BB&T Credit Services, Inc.	Virginia
Fidelity Service Corporation	Virginia
Investor Services, Inc.	South Carolina
Atlantic Wire Company, LLC	Connecticut
Northeast Steel & Machine Products, Inc.	Connecticut
OVB Foreclosed Properties, Inc.	West Virginia
FICORP of South Carolina	South Carolina
BB&T-VA Collateral Service Corporation	Virginia
Colony Financial Corporation	Virginia
Coastal Mortgage Bankers and Realty Co., Inc.	South Carolina
Sherwood Development Corporation	South Carolina
BB&T Holdings, L.L.C.	North Carolina
BB&T United, LP	United Kingdom
Knight Funding, Inc.	North Carolina
Stratford Holdings, L.L.C.	North Carolina

Subsidiary	State or Jurisdiction of Organization
Regional Acceptance Corporation	North Carolina
Rega Insurance Services, Inc.	North Carolina
Greenville Car Mart, Inc.	North Carolina
Regional Fidelity Reinsurance, Ltd.	Turks & Caicos Islands
Scott & Stringfellow, Inc.	Virginia
SHDR Investment Advisors, Inc.	South Carolina
MidAmerica Gift Certificate Company	Colorado
BB&T Bankcard Corporation	Georgia
BB&T Payroll Services Corporation	Georgia
Grey Hawk, Inc.	Nevada
BB&T Capital Trust I	Delaware
BB&T Capital Trust II	Delaware
BB&T Capital Trust III	Delaware
BB&T Capital Trust IV	Delaware
Mason-Dixon Capital Trust	Delaware
Premier Capital Trust I	Delaware
MainStreet Capital Trust I	Delaware
Main Street Banks Statutory Trust I	Connecticut
Main Street Banks Statutory Trust II	Connecticut
First Citizens Bancorp (TN) Statutory Trust I	Connecticut
First Citizens Bancorp (TN) Statutory Trust II	Delaware
Coastal Financial Capital Trust I	Delaware
Coastal Planners Holding Corporation	Delaware
Coastal Retirement, Estate & Tax Planners, Inc.	South Carolina
Sheffield Financial, LLC	North Carolina
BB&T Overseas Leasing, Ltd.	Bermuda
BB&T Asset Management, Inc.	North Carolina
BB&T Assurance Company, LTD	Bermuda
Creative Payment Solutions, Inc.	North Carolina
Wilson Fiduciary Management Corporation	Wyoming
BB&T Charitable Foundation	North Carolina
Sterling Capital Management, LLC	North Carolina
Sterling Partners GP LLC	Delaware
Sterling Microcap Value Fund LP	Delaware
Clearview Correspondent Services, LLC	Delaware
First Virginia Life Insurance Company	Virginia
AmCo Holding Company	North Carolina
American Coastal Insurance Company	Florida
BB&T Capital Partners Fund of Funds I, LLC	Delaware
Liberty Properties, Inc	Georgia